                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ADVANCED MATERIALS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                         ADVANCED MATERIALS GROUP, INC.
                            20211 SOUTH SUSANA ROAD
                       RANCHO DOMINGUEZ, CALIFORNIA 90221

                                                                   March 6, 2000

To Our Shareholders:

    You are cordially invited to attend the 2000 annual meeting of shareholders of Advanced Materials Group, Inc. (the "Company") which will be held at 10:00 a.m. on Tuesday, April 4, 2000 at the DoubleTree Hotel Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618. All holders of the Company's outstanding common stock as of March 1, 2000 are entitled to vote at the annual meeting.

    Enclosed is a copy of the Company's annual report, notice of annual meeting of shareholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.

    We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed envelope in order to ensure that your shares will be represented at the annual meeting.

                                          Sincerely,

                                          Steve F. Scott
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         ADVANCED MATERIALS GROUP, INC.
                            20211 SOUTH SUSANA ROAD
                       RANCHO DOMINGUEZ, CALIFORNIA 90221

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 4, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Advanced Materials Group, Inc., a Nevada corporation (the "Company"), will be held at 10:00 a.m. local time, on Tuesday April 4, 2000 at the DoubleTree Hotel Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618 for the following purposes:

    1.  To elect six directors to the Board of Directors;

    2. To ratify the appointment of Ernst & Young LLP as the independent accountants for the Company for the year ending November 30, 2000; and

    3. To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 1, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjourned meetings thereof.

    PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          Steve F. Scott
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: March 6, 2000

                         ADVANCED MATERIALS GROUP, INC.
                            20211 SOUTH SUSANA ROAD
                       RANCHO DOMINGUEZ, CALIFORNIA 90221

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 4, 2000

                            ------------------------

                                VOTING AND PROXY

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 10:00 a.m., local time, on Tuesday April 4, 2000 at the DoubleTree Hotel Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618 and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions indicated on the proxy. In voting by proxy for directors, shareholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company and not properly revoked will be voted at the annual meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of all director nominees named herein and FOR the ratification of Ernst & Young LLP as the Company's independent accountants for the year ending November 30, 2000. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

    At the close of business on March 1, 2000, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 8,519,005 shares of common stock, par value $.001 per share (the "common stock"). Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only shareholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the annual meeting or at any adjournments thereof.

    The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The six nominees for director who receive the highest number of votes shall be elected. On all matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast in opposition. Abstentions and broker non-votes on any particular proposal will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of matters to be voted on at the meeting.

    Notwithstanding the foregoing, shareholders may exercise cumulative voting rights with respect to the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (six) multiplied by the number of votes held in his, her or its name on March 1, 2000. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

    Under California law, no shareholder can cumulate votes unless, prior to the voting at the annual meeting, (i) a shareholder has given notice of his, her or its intention to cumulate votes at the annual meeting and (ii) the nominee for whom the shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this proxy statement.

    The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about March 6, 2000 to all shareholders entitled to vote at the annual meeting.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are elected and shall qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the six nominees listed below unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. All of the nominees for director are presently directors of the Company.

    THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE SIX NOMINEES LISTED BELOW.

DIRECTOR NOMINEES

    TIMOTHY R. BUSCH, 45, was elected to the Company's Board of Directors in September, 1997 and was appointed Chairman in February, 1998. Mr. Busch is a tax attorney and is president and managing partner of a professional services practice, The Busch Firm, which he founded in 1979. He is currently also a director of IMPAC Commercial Holdings, Inc., a publicly held company, and several privately held companies. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. as well as a licensed CPA in California, Michigan and Nevada.

    STEVE F. SCOTT, 55, has been President and Director of the Company since June, 1991, and was appointed Chief Executive Officer in July, 1994. He has been with the Company and its predecessors for a total of nearly 15 years, including previous positions as General Manager and Vice President of Sales. Mr. Scott was President of Pleuss-Staufer, a Swiss-based mining company, from 1989 to 1991. Mr. Scott has a B.S. in Chemical Engineering from the University of Cincinnati and an M.B.A. from California State University of Long Beach.

    N. PRICE PASCHALL, 51, was elected to the Company's Board of Directors in January, 1994. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February, 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predessor company, a firm specializing in mergers and acquisitions, from January, 1983 to January, 1992. Mr. Paschall holds a degree in Business Administration from California Polytechnic University in Pomona.

    DR. MICHAEL LEDEEN, 58, was elected to the Company's Board of Directors in June, 1993. Dr. Leedeen is the president of ISI Enterprises, Inc., a consulting firm and has served as Resident Scholar at the American

Enterprise Institute in Washington, D.C. since 1989. From May 1993 to
January 2000, Dr. Ledeen served as a Senior Advisor at Bear Stearns &
Co., Inc., an investment banking firm. Dr. Ledeen is regarded as an expert in foreign policy and intelligence and international business. The author of a dozen books and hundreds of articles on twentieth-century history, Dr. Ledeen served as Special Advisor to Secretary of State Alexander Haig, and as a consultant to the National Security Council during the Reagan presidency. The founder of the Washington Quarterly, Dr. Ledeen writes regularly for the American Spectator and Commentary. He holds a Ph.D. in European History and Philosophy from the University of Wisconsin, and a B.A. from Pomona College.

    DR. ALLAN H. MELTZER, 72, was elected to the Company's Board of Directors in July, 1994. Dr. Meltzer has been a Professor of Political Economy and Public Policy at Carnegie Mellon University since 1964. He has been a director of Stillhalter Vision A.G, a Swiss mutual fund, since 1994, has held a number of visiting and honorary teaching posts, and has been a member of several policy advisory boards and committees. He received an A.B. in economics from Duke University in 1948, and an M.A. in economics in 1955 and a Ph.D. in economics in 1958 from the University of California, Los Angeles.

    MAURICE J. DEWALD, 59, was elected to the Company's Board of Directors in February, 1998. From June, 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG Peat Marwick Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG Peat Marwick from 1986 to 1991. He currently serves on the boards of two publicly-held companies in the healthcare industry, Tenet Healthcare Corporation and ARV Assisted Living, Inc. In addition, he currently serves on the boards of Dai-Ichi Kangyo Bank of California and Monarch Funds, a publicly-held investment fund.

DIRECTOR COMPENSATION

    All directors are entitled to receive $500 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company's 1998 Stock Option Plan, to purchase 20,000 shares of the Company's common stock at fair market value when first elected to the Board, and 10,000 shares of common stock at fair market value each January subsequent to their election to the Board.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors of the Company held 10 Meetings during fiscal 1999. The Board has a compensation committee and an audit committee. The Board does not have a nominating committee. The compensation committee is comprised of MESSRS. PASCHALL, BUSCH AND DEWALD met a total of [ ] times during fiscal 1999. The compensation committee evaluates the performance of the Company's officers, and make recommendations to the Board concerning compensation. The committee also determines option grants made pursuant to the Company's 1998 Stock Option Plan.

    The audit committee is comprised of MESSRS. DEWALD, BUSCH AND PASCHALL and met a total of 2 times during fiscal 1999. The audit committee meets at least once a year with the Company's auditors to review the results of the annual audit and to discuss the Company's financial statements.

    No Director attended less than 75% of the total number of meetings of the Board of Directors and of all committees of which he was a member.

NAMED EXECUTIVE OFFICERS

    Following is information regarding J. Douglas Graven, David Lasnier, and Tom Lane, all of whom are named executive officers of the Company. Mr. Graven, Mr. Lasnier and Mr. Lane are NOT director nominees.

    J. DOUGLAS GRAVEN, 44, has been Vice President/CFO of the Company since February, 1996. In May, 1996 he was named Corporate Secretary. From August, 1994 to February, 1996 he was Corporate Controller for Milhous Group, a privately held holding company for four operating subsidiaries. Mr. Graven received a B.B.A. in accounting from the University of Cincinnati in 1978, an M.S. in organizational development from Case Western Reserve University in 1983 and an M.B.A. from the University of Southern California in 1990. Mr. Graven is a CPA in Washington.

    DAVID LASNIER, 50, is the Senior Vice President and General Manager for Advanced Materials, Inc., a wholly owned subsidiary of the Company. He has held several managerial positions, primarily in sales and manufacturing, since joining the Company in 1991. Mr. Lasnier received a B.B.A. in Industrial Engineering and Management from St. Bonaventure University in 1971 and an M.B.A. from the University of Vermont in 1973.

    TOM LANE, 36, has been Chief Executive, Europe, for Advanced Materials, Ltd., a subsidiary of the Company since joining the Company in January, 1998. From 1993 to 1998 he was Chief Executive of Killeen SBU, a group of Jefferson Smurfit companies in the corrugated packaging industry in Ireland. Mr. Lane received a BCL degree from the University College in Dublin in 1984.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the common stock beneficially owned as of March 1, 2000 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the common stock, (ii) by each of the Company's directors and nominees for director, and (iii) by all officers and directors as a group.

NAME AND ADDRESS                                           AMOUNT AND NATURE          PERCENTAGE OF
OF BENEFICIAL OWNER(1)                                  OF BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(2)
----------------------                                  -----------------------   ---------------------
Dito Caree LP, Dito Devcar LP and Richard H.                   1,227,277(3)                14.4%
  Pickup .............................................
  c/o Wedbush Morgan Securities, Inc.
  610 Newport Center Drive, Suite 1300
  Newport Beach, CA 92660

Delk Partners Ltd. ...................................           816,300(4)                 9.5%
  3303 Lee Parkway, Suite 220
  Dallas, TX 75219

Gregory J. Spagna ....................................           575,900(5)                 6.7%
  201 E. 45th Street, 18th Floor
  New York, NY 10017

DIRECTORS:
Timothy R. Busch and the Lenawee Trust................           783,865(6)                 9.1%

------------------------

 (1) Unless otherwise indicated, the address of each beneficial owner is care of Advanced Materials Group, Inc., 20211 South Susana Road, Rancho Dominguez, California 90221.

 (2) Ownership of less than one percent is indicated by the mark "*".

 (3) Comprised of 957,000 shares held by Dito Caree LP; 200,000 shares held by Dito Devcar LP; and 70,277 shares issuable upon the exercise of warrants held by Dito Caree LP that are presently exercisable or exercisable within 60 days of March 1, 2000. Mr. Pickup does not directly own any shares, but he indirectly controls both Dito Caree LP and Dito Devcar LP. Mr. Pickup, Dito Caree, LP and Dito Devcar, LP acknowledge that they are a "group" with respect to the referenced shares.

 (4) Based solely on that certain Form 13G/A filed with the SEC on January 21, 2000. Delk Partners, Ltd. has the sole power to vote and dispose of the 816,300 shares of Common Stock beneficially owned by it. However, as the general partners of Delk Partners, Ltd., Mr. Robert Delk and Mrs. Ann Struckmeyer Delk may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to have shared power to vote, or direct the vote of, or dispose of, or direct the disposition of, the 816,300 shares of Common Stock owned directly by Delk Partners, Ltd.

 (5) Based solely on that certain Form 13G/A filed February 7, 2000 and comprised of 375,900 shares held by Mr. Spagna and 200,000 shares held jointly by Mr. Spagna and his wife.

 (6) Comprised of 705,307 shares held by the Lenawee Trust, of which Mr. Busch and his spouse beneficiaries; 38,558 shares issuable upon exercise of warrants held by the Lenawee Trust that are presently exercisable or exercisable within 60 days of March 1, 2000; and 40,000 shares issuable upon exercise of warrants held by Mr. Busch that are presently exercisable or exercisable within 60 days of

     March 1, 2000. Mr. Busch and the Lenawee Trust acknowledge that they are a "group" with respect to the referenced shares.

NAME AND ADDRESS                                           AMOUNT AND NATURE          PERCENTAGE OF
OF BENEFICIAL OWNER(1)                                  OF BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(2)
----------------------                                  -----------------------   ---------------------
Steve F. Scott........................................           490,000(7)                 5.4%
Michael Ledeen........................................           100,000(8)                 1.2%
N. Price Paschall.....................................           240,000(9)                 2.7%
Allan H. Meltzer......................................            52,000(10)                  *
Maurice J. DeWald.....................................            30,000(11)                  *

OFFICERS:
J. Douglas Graven.....................................           160,217(12)                1.8%
David Lasnier.........................................           210,000(13)                2.4%
Tom Lane..............................................           100,000(14)                1.2%

All officers and directors as a group (9 persons).....         2,166,082                   21.7%

------------------------

 (7) Comprised of 30,000 shares which Mr. Scott owns and 460,000 shares which Mr. Scott has the right to acquire upon exercise of stock options presently exercisable or exercisable within 60 days of March 1, 2000.

 (8) Comprised of 50,000 shares which Mr. Ledeen owns jointly with his wife and 50,000 shares which Mr. Ledeen has the right to acquire upon exercise of stock options presently exercisable or exercisable within 60 days of March 1, 2000.

 (9) Comprised of 240,000 shares which Mr. Paschall has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

 (10) Comprised of 2,000 shares which Mr. Metzler owns and 50,000 shares which Mr. Meltzer has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

 (11) Comprised of 20,000 shares which Mr. DeWald has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

 (12) Comprised of 160,217 shares which Mr. Graven has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

 (13) Comprised of 210,000 shares which Mr. Lasnier has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

 (14) Comprised of 100,000 shares which Mr. Lane has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2000.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid by the Company for services rendered during the fiscal years ended November 30, 1997, 1998 and 1999, respectively, to the named executive officers during such periods.

                           SUMMARY COMPENSATION TABLE

                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                                             OPTIONS
                                              ANNUAL COMPENSATION                            GRANTED
                                    FISCAL    -------------------     OTHER ANNUAL          LONG-TERM
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     COMPENSATION(15)   COMPENSATION AWARDS
---------------------------        --------   --------   --------   ----------------   -------------------
STEVE F. SCOTT...................    1999     $229,733        --        $16,976               10,000
  President and Chief                1998     $193,378        --        $11,943               10,000
  Executive Officer                  1997     $188,173   $76,000        $12,550               85,000

J. DOUGLAS GRAVEN................    1999     $110,000   $13,000        $13,257                   --
  Vice President and                 1998     $104,618   $19,000        $10,418                   --
  Chief Financial Officer            1997     $100,921   $44,000        $11,700               65,217

DAVID LASNIER....................    1999     $147,271   $14,000        $11,387                   --
  Senior Vice President              1998     $140,270   $28,000        $ 8,712                   --
                                     1997     $131,322   $54,000        $ 9,400              100,000

TOM LANE(16).....................    1999     $119,457   $33,350        $12,591                   --
  Chief Executive, Europe            1998     $106,170   $83,708        $10,617              150,000

STOCK OPTION GRANTS

    The following table sets forth certain information with respect to stock options granted to each of the named executive officers during the fiscal year ended November 30, 1999. The Company granted options to purchase at total of 70,000 shares of common stock during fiscal 1999, all of which were options granted as director compensation. See "Director Compensation." No option awards were made to employees other than Steve F. Scott, who also serves on the board of directors.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                    NUMBER OF
                                                    SECURITIES   % OF TOTAL
                                                    UNDERLYING     OPTIONS     EXERCISE
                                                     OPTIONS       GRANTED       PRICE     EXPIRATION
AWARD RECIPIENT                                      GRANTED     DURING FY99   PER SHARE      DATE
---------------                                     ----------   -----------   ---------   ----------
Steve F. Scott....................................    10,000         14%         $1.19     1/18/2004

------------------------

 (15) Bonuses levels for each indicated fiscal year were determined and paid in the first quarter of the following fiscal year. Thus, fiscal 1999 bonuses levels were actually determined and paid in fiscal 2000 but were based on the Company's perfrmance in the preceding year. See "Report of the Compansation Cmmittee."

 (16) For Mr. Scott, includes an allowance of $10,350 for automobile expenses, an allowance of $2,998 for medical insurance, and 401(k) contributions of $3,277. For Mr. Graven, includes an allowance of $8,401 for automobile expenses, an allowance of $2,236 for medical insurance, and 401(k) contributions of $2,620. For Mr. Lasnier, includes an allowance of $8,401 for automobile expenses and 401(k) contributions of $2,986. For Mr. Lane, includes pension contributions of $10,617.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding the exercise of options by the named executive officers during fiscal 1999 and unexercised stock options held by each of the named executive officers as of November 30, 1999.

                                                                    NUMBER OF SHARES
                                                                       UNDERLYING               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                    SHARES                          NOVEMBER 30, 1999           AT NOVEMBER 30, 1999
                                   ACQUIRED        VALUE       ---------------------------   ---------------------------
                                  ON EXERCISE   REALIZED(17)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                  -----------   ------------   -----------   -------------   -----------   -------------
Steve F. Scott..................         --            --        385,000         10,000         $0.00          $0.00

J. Douglas Graven...............     15,000       $ 5,100        160,217             --         $0.00          $0.00

David Lasnier...................         --            --        210,000             --         $0.00          $0.00

Tom Lane........................         --            --        100,000         50,000         $0.00          $0.00

EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement effective July 1, 1998, with Steve F. Scott, its President and Chief Executive Officer, which provides
Mr. Scott with an annual salary of $201,400 until December 1, 1998, and thereafter $225,000 per year. The employment agreement is effective through June 30, 2004. Upon termination by the Company, Mr. Scott will be entitled to any unpaid compensation accrued through the effective date of his termination. If he is terminated by the Company other than for cause (as defined in the agreement), the Company will provide Mr. Scott with a severance payment equivalent to two times his most recent annual base salary plus the aggregate annual cash value of his automobile allowance and health insurance. Upon a change in control of the Company)as defined Mr. Scott's employment agreement), Mr. Scott may receive a severance payment equal to five times his most recent annual salary plus the remaining value of his automobile allowance and health insurance payable under this contract.

    The Company is party to an employment agreement with J. Douglas Graven, Vice President and Chief Financial Officer, dated August 1, 1999, which provides
Mr. Graven with an annual salary of $110,000. The employment agreement is effective through August 1, 2000. Upon termination by the Company, Mr. Graven will be entitled to any unpaid compensation accrued through the effective date of his termination. If he is terminated by the Company other than for cause (as defined in the agreement), the Company will provide Mr. Graven with a severance payment equivalent to his base salary divided by twelve and multiplied by the number of months remaining under the term.

    The Company is also party to an employment agreement with David Lasnier, Vice President and General Manager for Advanced Materials, Inc., dated
August 1, 1999, which provides Mr. Lasnier with an annual salary of $135,000. The employment agreement is effective through August 1, 2001. Upon termination by the Company, Mr. Lasnier will be entitled to any unpaid compensation accrued through the effective date of his termination. If he is terminated by the Company other than for cause (as defined in the agreement), the Company will provide Mr. Lasnier with a severance payment equivalent to his base salary divided by twelve an multiplied by the number of months remaining under the term.

    The Company is party to an employment agreement with Tom Lane, Chief Executive of Advanced Materials, Ltd., dated November 4, 1997 that provides
Mr. Lane with an annual salary of L90,000 (approximately $120,000). Pursuant to this agreement, The Company may be obligated to pay Mr. Lane a severance payment equal to two years of his base salary if his employment is terminated without cause (as defined in the employment agreement).

STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company's common stock over a five year period with the cumulative total return of the Nasdaq Composite Index and the Wilshire Small Cap Index as a peer group comparison. The Company has selected the Wilshire Small Cap Index on the basis that we believe that we cannot reasonably identify a reasonable pool of peer issuers in the same line of business.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          NASDAQ STOCK MARKET (COMPOSITE INDEX)  WILSHIRE SMALL CAP INDEX  ADVANCED MATERIALS GROUP, INC.
12/31/95                                    100                       100                             100
12/31/96                                 122.71                    118.13                          191.29
12/31/97                                 149.25                    148.16                          465.19
12/31/98                                  208.4                    145.85                           173.9
12/31/99                                 386.77                    198.44                          121.73

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Paschall and DeWald are not current or former officers or employees of the Company. Mr. Busch currently serves as Chairman of the Company but receives no compensation for these services other than the annual grant of options awarded to all directors. Mr. Paschall, acting in his capacity as managing director of Context Capital Group, has previously entered into a consulting agreement with the Company. This agreement terminated during fiscal 1999 and provided for the payment of consulting fees and stock options in certain circumstances. See "Certain Relationships and Related Transactions."

REPORT OF THE COMPENSATION COMMITTEE

    The compensation committee of the Board of Directors is composed OF
MESSRS. DEWALD, PASCHALL AND BUSCH, and has the authority to administer the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company's executive officers with those of its stockholders.

EXECUTIVE COMPENSATION PROGRAMS

    The Company's executive compensation program consists of three principal elements: base salary, cash bonus, and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

    The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

    Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company's stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive's position within the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Scott's employment contract provides for a current base salary of $225,000 and he is eligible for the grant of stock options and a cash bonus awarded at the discretion of the Compensation Committee. Option grants and cash bonus awards granted by the Company in fiscal 1999 are based upon the Company's performance in that year. In determining Mr. Scott's total compensation for fiscal 1999, the Compensation Committee considered the Company's overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, the Compensation Committee awarded no cash bonus. In fiscal 1998, Mr. Scott was awarded no cash bonus based upon the Company's performance in that year. In both years. Mr. Scott received an option purchase up to 10,000 shares of common stock as compensation for his services as a director of the Company.

    This report was furnished by Messrs. Paschall, Busch and DeWald.

COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Such persons are required to furnish the Company with copies of such reports. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1999, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except as follows: Douglas Graven failed to timely file a Form 5 reporting the exercise and sale of stock options and the sale of stock held by Mr. Graven and (ii) Messrs. Busch, Scott, Paschall, Lodeen, Meltzer and DeWald failed to timely file a Form S reporting the receipt of options.

LIMITATION ON DIRECTOR'S LIABILITIES UNDER NEVADA LAW

    The Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined to have acted not in good faith, unlawfully or not in the best interest of the Company; provided, however, that in the case of a suit or proceeding by or in the right of the Company, such persons shall be indemnified only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement thereof and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such corporate suit or proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Company has also obtained directors' and officers' liability insurance in the amount of $2,000,000.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    N. Price Paschall, a director of the Company, is the managing director of Context Capital Group and has entered into a consulting agreement with the Company. This agreement terminated in fiscal 1999. Under this agreement, Context Capital Group provides the Company regarding significant business acquisitions and other matters requested by the Company. The term of the agreement shall extend for a minimum period of 24 months. The contract shall be renewed with mutual consent of the Company and Context Capital Group for 12 month periods. The Company agreed to pay Context Capital Group consulting fees of $10,000 for the first month and for each of the next 23 months, a monthly retainer of $4,000. In addition, Context Capital Group was granted options to purchase 50,000 shares of common stock at an exercise price equal to the fair market value of a share of the Company's common stock as of the close of business on March 31, 1997. If an acquisition of a Target (as defined in the consulting agreement) is completed during the course of this Agreement or within one (1) year following the termination of this Agreement in which the Company acquires the stock or assets of the Target, Context Capital Group share earn options to purchase the following number of shares of the Company's common stock at the price of the day the transaction closes.

    1. Options in the amount of 75,000 shares shall be earned if total consideration for the Target is $10.0 million or less,

    2. Additional options will be issued at a pro-rata rate of 10,000 shares for each additional $1.0 million of purchase price above $10.0 million.

    In the opinion of management, all transactions between the Company and its officers, directors, principal shareholders or other affiliates have been on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  PROPOSAL II
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Company has selected the firm of Ernst & Young, LLP as independent public accountants to perform the audit of the consolidated financial statements of the Company for the year ending November 30, 2000. Ernst & Young, LLP served as independent public accountants of the Company during fiscal 1999. The Board of Directors expects that a representative of Ernst & Young, LLP will be present at the annual meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                             SHAREHOLDER PROPOSALS

    The deadline for submitting shareholder proposals to be included in the Company's proxy materials for next year's annual meeting will be November 8, 2000. Proposals received after November 8, 2000 will not be included in the Company's proxy materials. The deadline for submitting notice of proposals that would not to be subject to management's discretionary proxy voting was January 28, 2000. Because management did not receive notice of any shareholder proposals prior to that date for consideration at the upcoming annual meeting, management will use discretionary proxy voting authority to vote on any shareholder proposals.

                                 ANNUAL REPORT

    The Company's annual report to shareholders for the fiscal year ended November 30, 1999, including audited financial statements, accompanies this proxy statement. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1999 AND THE EXHIBITS THERETO ARE AVAILABLE FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST OF A STOCKHOLDER. Copies of the Form 10-K/A are also available on-line through the Securities and Exchange Commission at WWW.SEC.GOV.

                                          By the order of the Board of Directors

                                          Steve F. Scott
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Rancho Dominguez, California
March 6, 2000

                         ADVANCED MATERIALS GROUP, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Douglas Graven and John L. Watkins as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Advanced Materials Group, Inc., held by the undersigned on March 1, 2000, at the annual meeting of shareholders to be held on Tuesday April 4, 2000, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

      1.    ELECTION OF DIRECTORS:

            / / ELECT SIX DIRECTORS NAMED BELOW TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2001 OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

                      Timothy R. Busch                     Dr. Michael Ledeen
                      Steve F. Scott                       Dr. Allan H. Meltzer
                      N. Price Paschall                    Maurice J. DeWald.

            TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE OF THE NOMINEES NAMED ABOVE, STRIKE THROUGH THAT/THOSE NAME(S).

      2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as the independent accountants for the Company for the fiscal year ending November 30, 2000:

               / /   FOR RATIFICATION OF ERNST & YOUNG LLP.

               / /   AGAINST RATIFICATION OF ERNST & YOUNG LLP.

      3. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE NAMED NOMINEES AND FOR RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2000.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein.

                                               Dated                  , 2000

                                               --------------------------------
                                               Signatures(s) of Stockholder(s)

Signature should agree with the name(s) printed hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.